Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Embrace Change Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Representative’s ordinary shares(3)	Other	86,250	$10.00	$862,500	$0.0000927	$79.95

Fees Previously Paid	Equity	Units, each consisting of one ordinary share of par value $0.0001 and one Warrant(2)(3)	457(a)	5,750,000	$10.00	$57,500,000	$0.0001091	$6,273.25

	Equity	Units, each consisting of one ordinary share of par value $0.0001 and one Warrant(2)(3)	457(a)	2,875,000	$10.00	$28,750,000	$0.0000927	$2,665.13

	Equity	Ordinary shares, par value $0.0001 per share, included as part of the Units(3)	457(g)	8,625,000	—	—	—	—

	Equity	Warrants included as part of the Units(3)	457(g)	8,625,000	—	—	—	—

	Equity	Shares underlying Warrants(3)	457(g)	8,625,000	$11.50	$99,187,500	$0.0000927	$9,194.68

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$185,437,500		$18,213.01

	Total Fees Previously Paid							$18,133.06

	Total Fee Offsets							0

	Net Fee Due							$79.95

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)	Includes (i) Units and (ii) ordinary shares and (iii) Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.